Exhibit 99.1

NEWS RELEASE

Expand Energy Corporation Announces Pricing of Senior Notes Offering

OKLAHOMA CITY, November 21, 2024 – Expand Energy Corporation (NASDAQ: EXE) (“Expand Energy”) announced today the pricing of its offering (the “Notes Offering”) of $750,000,000 aggregate principal amount of its 5.700% senior notes due 2035 (the “Notes”) at a price to the public of 99.609% of their face value. The Notes Offering is expected to close on December 2, 2024, subject to the satisfaction of customary closing conditions. Expand Energy intends to use the net proceeds from the Notes Offering, together with cash on hand, to fund the purchase for cash of any and all of its outstanding 5.500% senior notes due 2026 that are tendered in connection with the tender offer launched on November 20, 2024 (the “Tender Offer”), the redemption of all of its outstanding 8.375% Senior Notes due 2028 (the “Redemption”), and the payment of related accrued and unpaid interest, premiums, fees and expenses. Any proceeds from the Notes Offering not used to fund the Tender Offer or the Redemption will be used for general corporate purposes.

The Notes Offering is not conditioned upon either the Tender Offer or the Redemption.

J.P. Morgan Securities LLC, TD Securities (USA) LLC and BofA Securities, Inc. acted as joint book-running managers for the Notes Offering. The Notes Offering is being made pursuant to an effective shelf registration statement on Form S-3 previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 20, 2024, and only by means of a prospectus supplement and accompanying base prospectus. Copies of the prospectus supplement and accompanying base prospectus relating to the Notes Offering may be obtained from the following addresses:

J.P. Morgan Securities, LLC 383 Madison Avenue, 3rd Floor New York, NY 10017 Attention: Investment Grade Syndicate Desk Fax: (212) 834-6081	TD Securities (USA) LLC 1 Vanderbilt Avenue, 11th Floor New York, NY 10017 Attention: DCM-Transaction Advisory 1-855-495-9846	BofA Securities, Inc. 201 North Tryon Street NC1-022-02-25 Charlotte, NC 28255-0001 Attention: Prospectus Department Toll-free: 1-800-294-1322 Email: dg.prospectus_requests@bofa.com

You may also obtain these documents free of charge by visiting the Electronic Data Gathering and Analysis Retrieval System (EDGAR) on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of any securities. There shall not be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Expand Energy

Expand Energy Corporation (NASDAQ: EXE) is the largest independent natural gas producer in the United States, powered by dedicated and innovative employees focused on disrupting the industry’s traditional cost and market delivery model to responsibly develop assets in the nation’s most prolific natural gas basins. Expand Energy’s returns-driven strategy strives to create sustainable value for its stakeholders by leveraging its scale, financial strength and operational execution. Expand Energy is committed to expanding America’s energy reach to fuel a more affordable, reliable, lower carbon future.

INVESTOR CONTACT:	MEDIA CONTACT:	EXPAND ENERGY CORPORATION
Chris Ayres (405) 935-8870 ir@expandenergy.com	Brooke Coe (405) 935-8878 media@expandenergy.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements relating to the anticipated timing of the closing of the Notes Offering and Expand Energy’s intended use of proceeds therefrom, the Redemption, and the Tender Offer, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events and other statements that do not relate strictly to historical or current facts. Although Expand Energy’s management believes the expectations reflected in such forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond Expand Energy’s control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time. Particular uncertainties that could cause Expand Energy’s actual results to be materially different than those expressed in such forward-looking statement include those described in the prospectus supplement and accompanying base prospectus relating to the Notes Offering and other risks and uncertainties detailed in Expand Energy’s Annual Report on Form 10-K for the year ended December 31, 2023, Expand Energy’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024 and any other documents that Expand Energy files with the SEC. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Expand Energy’s documents filed with the SEC that are available through Expand Energy’s website at www.expandenergy.com or through EDGAR at www.sec.gov. We caution you not to place undue reliance on the forward looking statements contained in this release, which speak only as of the date of the release, and we undertake no obligation to update this information. We urge you to carefully review and consider the disclosures in this release and our filings with the SEC that attempt to advise interested parties of the risk and factors that may affect our business.